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                                                                    EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion in this Annual Report (Form 10-K) of National Transaction Network, Inc. of our report dated February 12, 1999, included in the 1998 Annual Report to Stockholders of National Transaction Network, Inc.

Our audit also included the 1998 information in the financial statement schedule of National Transaction Network, Inc. listed in Item 14(a). This schedule is the responsibility of National Transaction Network, Inc.'s management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the 1998 information set forth therein.

We also consent to the incorporation by reference in Registration Statement Nos. 33-66732 and 333-35893 on Form S-8 of National Transaction Network, Inc. of our report dated February 12, 1999, with respect to the financial statements and schedules of National Transaction Network, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1998.

                                                      ERNST & YOUNG LLP


Atlanta, Georgia
March 30, 1999